UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) April 28, 2004

                            SKYWORKS SOLUTIONS, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                   1-5560                      04-2302115
(State or Other Jurisdiction      (Commission                   (IRS Employer
      of Incorporation)            File Number)              Identification No.)


20 Sylvan Road, Woburn, Massachusetts                       01801
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code      (781) 376-3000








                                Page 1 of 4 pages

                             Exhibit Index on page 4
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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information contained herein and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 28, 2004, Skyworks Solutions, Inc. announced its financial results for the three and six months ended April 2, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, Skyworks Solutions, Inc. uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our ongoing operations. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP measures provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        SKYWORKS SOLUTIONS, INC.

     Date: April 28, 2004                            By: /s/ Allan M. Kline
                                                         -----------------------
                                                         Allan M. Kline
                                                         Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------

   99.1 Press Release dated April 28, 2004, announcing Skyworks Solutions, Inc.'s financial results for the three and six months ended April 2, 2004